Exhibit 10.4

Summit Materials, Inc.

December 18, 2024

Chris Gaskill

2400 S Columbine St.

Denver, CO 80210

Dear Chris:

This letter memorializes our recent discussions concerning tax planning actions in connection with the transactions (the “Merger”) contemplated by the Agreement and Plan of Merger by and among Summit Materials, Inc. (the “Company”), Quikrete Holdings, Inc. (“Quikrete”) and Soar Subsidiary, Inc., a wholly owned subsidiary of Quikrete (the “Merger Agreement”).

On December 20, 2024 (the “Acceleration Date”), the amount of $492,375, representing your 2024 Short-Term Incentive Plan (the “2024 STIP”) award being deemed earned at 125% of target, will be paid to you. Any remaining 2024 STIP payout will be trued up in 2025. This payment will be less applicable withholdings and deductions.

This letter sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all other agreements made between the parties. This letter is governed by Delaware law, and the parties hereby waive any right to a jury trial with respect to any dispute arising out of this letter.

SUMMIT MATERIALS, INC.

By:	/s/ David Hamm
Name: David Hamm
Title: SVP, DGC and Assistant Secretary

/s/ Chris Gaskill
Chris Gaskill